Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Main Street Funds:

We consent to the use of our report dated October 14, 2014, with respect to the financial statements and financial highlights of Oppenheimer Main Street Fund, a series of Oppenheimer Main Street Funds, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
October 24, 2014